UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

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Filed by Party other than Registrant ☐

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☑ Preliminary Information Statement

☐ Confidential, for Use of the Commission
Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement
CAPE COD AQUACULTURE
 (Name of Registrant as Specified In Its Charter)

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CAPE COD AQUACULTURE
888 E. Las Olas Blvd., Suite 601
Ft. Lauderdale, Florida 33301

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF CAPE COD AQUACULTURE:

The purpose of this letter is to inform you that on January 29, 2010 the holders of a majority in voting power of the outstanding stock of Cape Cod Aquaculture (the “Company”) executed and delivered a written consent adopting a resolution to amend our Articles of Incorporation (the “Amendment”) to (i)  change the name of the Company to Bluewave Group, Inc. and  (ii) increase the number of authorized shares from 100,000,000 shares of to 500,000,000 shares, (iii) authorize the creation of 25,000,000 of the 500,000,000 authorized shares as “blank check” preferred stock to be designated in such series or classes as the Board of Directors of the Corporation shall determine. .

The holders of shares representing 70.47% of our voting shares have executed a written consent in favor of the amendment to the Articles of Incorporation to change our name and to increase the number of authorized common shares.  The amendment is described in greater detail in the information statement accompanying this notice. The consents that we have received constitute the only stockholder approval required to amend the Articles of Incorporation under the Nevada Revised Statutes and the Company’s Articles of Incorporation and bylaws. In accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, the amendment to the Articles of Incorporation provided for in the consent will not be effective until 20 days from the date of mailing of this Information Statement to our shareholders and after the filing of the Amendment with the Secretary of State of Nevada.

Our Board of Directors approved the Amendment on January 29, 2010 and recommended to the shareholders that they approve the Amendment to (i) change our name; (ii) increase our authorized shares from 100,000,000 to 500,000,000; and (iii) authorize the creation of 25,000,000 of the 500,000,000 authorized shares as “blank check” preferred stock to be designated in such series or classes as the Board of Directors of the Corporation shall determine.  A copy of the certificate of amendment effecting the name change, increase in authorized shares and authorization of “blank check” preferred stock is attached to this information statement as Exhibit 3.1.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of holders of a majority in voting power of the Company’s outstanding stock satisfies all applicable stockholder voting requirements, we are not asking you for a proxy; please do not send us one.

The accompanying information statement is for information purposes only. Please read it carefully.

February 4, 2010

/s/.Derek Jackson

CAPE COD AQUACULTURE
888 E. Las Olas Blvd., Suite 601
Ft. Lauderdale, Florida 33301
Phone: (954) 713-1560

INFORMATION STATEMENT
PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,
AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This information statement (the “Information Statement”) will be mailed on or about February___, 2010 to the stockholders of record, as of January 22, 2010, of Cape Cod Aquaculture., a Nevada corporation (the “Company”) pursuant to Section 14(c) of the Exchange Act of 1934, as amended. This Information Statement is circulated to advise the stockholders of action already approved and taken without a meeting by written consent of the stockholders who collectively hold a majority of the voting power of our capital stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the stockholders and the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The following action is to be effective twenty days after the mailing of this Information Statement and the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada:

The Articles of Incorporation of the Corporation shall be amended to (i) change the name of the Company to Bluewave Group, Inc.; (ii) increase the number of shares of authorized stock from 100,000,000 shares to 500,000,000 shares; and (iii) authorize the creation of 25,000,000 of the 500,000,000 authorized shares as “blank check” preferred stock to be designated in such series or classes as the Board of Directors of the Corporation shall determine.

Attached hereto for your review is an Information Statement relating to the above-described action. Please read this Information Statement. It describes the essential terms of the amendment to the Articles of Incorporation as well as other information about the Company. Additional information about the Company is contained in its periodic reports filed on periodic and current reports filed with the United States Securities and Exchange Commission (the “Commission”). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.

As of the close of business on the record date we had 97,740,000 shares of common stock outstanding.  The approval of a majority of all outstanding votes is required for us to be able to amend our Articles of Incorporation (the “Amendment”). Our Board of Directors approved the Amendment on January 29, 2010 and stockholders holding approximately 70.47% of our outstanding shares of common stock approved the Amendment by written consent in lieu of a meeting.  A copy of the amendment to the Articles of Incorporation effecting the name change, increase in authorized shares and authorization of “blank check” preferred stock is attached to this information statement as Exhibit A.

The elimination of the need for a special meeting of the stockholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law").  This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or  take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority stockholders of the Company.

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (954) 713-1560. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking stockholder approval to amend the Articles of Incorporation to change the Company’s name to “Bluewave Group, Inc.” The Board believes that the name change is in the Company’s best interest and will support the rebranding of the Company and its public relations campaign.  The Board also believes that the name change more accurately reflects the business operations of the Company.

Effect: A change to the Company’s name will most likely result in a change to the Company’s ticker symbol and CUSIP number.  Stockholders will not be required to tender their shares for reissuance; however, shares that are submitted to the transfer agent for whatever reason will be reissued under the new name and CUSIP number.  Stockholders should not encounter difficulty in selling or transferring shares as a result of the change in name, CUSIP number or ticker symbol.

No Dissenters' Rights: The holders of the Company's common stock are not entitled to dissenters' rights in connection with the name change. Furthermore, the Company does not intend to independently provide those stockholders with any such rights.

AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES

Purpose and effect of the Increase in Authorized Shares

Our board of directors believes that the increase in the number of authorized shares of our common stock is necessary to make available shares of common stock for future issuance by allowing the Company greater flexibility with respect to future actions involving the issuance of stock, including, without limitation, the raising of additional capital.  We currently have 97,740,000 shares of common stock outstanding and are authorized to issue 100,000,000 shares, leaving only 2,260,000 shares available for future issuances. The board would like the flexibility of having additional shares available for issuance in order to allow it to issue shares of stock in lieu of cash payments for services provided by third parties and employees, thus allowing it to preserve its cash. In addition, the board may sell securities from time to time to raise money needed to continue its operations. Our board of directors further believes that the increase in the number of authorized shares of common stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders.

Our board of directors may authorize the issuance of any shares of Common Stock authorized but unissued without further shareholder approval, the issuance of such shares of common stock to such persons, for such consideration, and upon such terms as the board of directors determines. Such issuance could result in a significant dilution of the voting rights and the stockholders' equity, of the existing shareholders and may adversely affect the market price for the common stock.

Issuance of additional common stock may have the effect of deterring or  thwarting persons seeking to take control of the Company through a tender offer,  proxy fight or otherwise or to bring about removal of incumbent management or  a corporate transaction such as merger.  For example, the issuance of common stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult even if the person seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders.  Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting right of persons seeking to cause such removal.

CREATION OF BLANK CHECK PREFERRED STOCK

The amendment to our Articles of Incorporation, will create 25,000,000 authorized shares of "blank check" preferred stock.  Our Articles of Incorporation do not currently authorize a class of preferred stock. However, we believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors. Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation or other rights in preference over the Common Stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets, the Certificate of Amendment will create 25,000,000 authorized shares of “blank check” preferred stock for us to issue.

The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the shareholders and the terms, rights and features of which are determined by our Board of Directors upon issuance.  The authorization of such blank check preferred stock would permit our Board of Directors to authorize and issue preferred stock from time to time in one or more series.

Subject to the provisions of our Certificate of Amendment to the Articles of Incorporation and the limitations prescribed by law, our Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the shareholders.  Our Board of Directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of our Company and our shareholders.  The Amendment to the Articles of Incorporation would give our Board of Directors flexibility, without further shareholder action, to issue preferred stock on such terms and conditions as the Board of Directors deems to be in the best interests of our Company and our shareholders.

The Amendment to the Articles of Incorporation will provide our Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to our Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by our Board of Directors for any proper corporate purpose.  It is anticipated that such purposes may include exchanging preferred stock for Common Stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by our Company, or issuance as part or all of the consideration required to be paid by our Company for acquisitions of other businesses or assets.

Issuance by our Company of Preferred Stock could dilute both the equity interests and the earnings per share of existing holders of the Common Stock.  Such dilution may be substantial, depending upon the amount of shares issued.  The newly authorized shares of Preferred Stock could also have voting superior to the Common Stock, and therefore would have a dilutive effect on the voting power of existing shareholders.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of our Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of our Company.  Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise.  The ability of the Board of Directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our Company by tender offer or other means.  Such issuances could therefore deprive shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to shareholders generally.

While the amendment may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire our Company to negotiate directly with the Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the shareholders' interests.

There are currently no plans, arrangements, commitments or understandings for the issuance of shares of preferred stock

BOARD OF DIRECTORS’ RECOMMENDATION AND STOCKHOLDER APPROVAL

On January 29, 2010, our board of directors voted to authorize and seek approval of our shareholders of an amendment to our Articles of Incorporation to (i)change our name to Bluewave Group, Inc. (ii)increase the number of shares of authorized stock from 100,000,000 shares to 500,000,000 shares (iii) authorize the creation of 25,000,000 of the 500,000,000 authorized shares as “blank check” preferred stock to be designated in such series or classes as the Board of Directors of the Corporation shall determine. In the absence of a meeting, the affirmative consent of holders of a majority of the vote represented by our outstanding shares of stock was required to approve the change the name of the Company. Because holders of approximately 70.47% of our voting power signed a written consent in favor of the amendment to the Articles of Incorporation, we are authorized to amend the Articles of Incorporation to (i) change the name of the Company to Bluewave Group, Inc. (ii)increase the number of shares of authorized stock from 100,000,000 shares to 500,000,000 shares (iii) authorize the creation of 25,000,000 of the 500,000,000 authorized shares as “blank check” preferred stock to be designated in such series or classes as the Board of Directors of the Corporation shall determine..  The name change, increase and authorization will be effective upon the filing of an amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, which is expected to occur as soon as reasonably practicable on or after the 20th day following the mailing of this Information Statement to stockholders.

The information contained in this information statement constitutes the only notice we will be providing stockholders.

No Dissenter’s Rights

Under Nevada Law, our dissenting stockholders are not entitled to appraisal rights with respect to our Amendment, and we will not independently provide our stockholders with any such right.

Outstanding Voting Stock of the Company

As of the Record Date, there were 97,740,000 shares of common stock issued and outstanding. The common stock constitutes the only outstanding class of voting securities of the Company. Each share of common stock entitles the holder to one (1) vote on all matters submitted to the stockholders.  Stockholders do not have cumulative voting rights or pre-emptive rights for the purchase of additional shares of capital stock.  The additional shares of common stock for which authorization is now sought are identical to the shares of common stock now authorized.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of January 22, 2010, the number of shares of Common Stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each person who served as an officer and director of the Company during the last fiscal year, and (iii) all officers and directors as a group during the last fiscal year.  Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 97,740,000 shares of Common Stock issued and outstanding.  There are no options, warrants or other securities convertible into shares of common stock.  Unless otherwise indicated, the business address of such person is c/o 888 E. Las Olas Blvd., Suite 601, Ft. Lauderdale, Florida 33301.

Officers, Directors, 5% Shareholder	No. of Shares	Beneficial Ownership

Derek Jackson	68,875,000	70.47%

All directors and executive officers as a group (2 person)	68,875,000	70.47%

DISTRIBUTION OF INFORMATION STATEMENT

We will pay the costs of distributing this Information Statement to our stockholders. The distribution will be made by mail.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

No director, officer, nominee for election as a director, associate of any director, officer of nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other stockholders pro rata in accordance with their respective interest.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

ADDITIONAL INFORMATION

We are subject to the informational reporting requirements of the Exchange Act and file reports, proxy statements and other information required under the Exchange Act with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Copies of such materials and information from the SEC can be obtained at existing published rates from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. The SEC also maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC which may be downloaded free of charge.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our quarterly report on Form 10-Q for the quarterly periods ended July 31, 2009 and October 31, 2009 and our Annual Report on Form 10-K for the year ended April 30, 2009. We will be distributing a copy of these reports with this Information Statement. You may request an additional copy of these filings at no cost, by writing or telephoning us at the following address:

Cape Cod Aquaculture.
888 E. Las Olas Blvd., Suite 601,
Ft. Lauderdale, Florida 33301
Phone: (954) 713-1560

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

For the Board of Directors of Cape Cod Aquaculture

By:	/s/ Derek Jackson.
Derek Jackson, Chief Executive Officer

Date  February 4, 2010

Exhibit Index

Exhibit No.	Description
3.1	Amendment to the Articles of Incorporation *

*Filed herewith